Exhibit 99.B(e)(4)

THIRD AMENDMENT TO

DISTRIBUTION AGREEMENT

This Third Amendment (“Amendment”) to the Distribution Agreement (the “Agreement) dated as of July 2, 2012 by and between each of PNC Funds and PNC Advantage Funds (the “Client”) and PNC Funds Distributor, LLC (formerly known as Professional Fund Distributor, LLC) (“Distributor”), is entered into as of April 28, 2015 (the “Effective Date”).

WHEREAS, Client and Distributor desire to amend Exhibit A of the Agreement to reflect an updated list of funds; and

WHEREAS, Section 16 of the Agreement requires that amendments to the Agreement be made in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Distributor and Client hereby agree as follows:

1.             Capitalized terms not otherwise defended herein shall have the meanings set forth in the Agreement.

2.              Exhibit A is deleted and replaced in its entirety by the Exhibit A attached hereto.

3.              Except as amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.              This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names on their behalf by their duly authorized officers, as of the Effective Date.

PNC FUNDS		PNC FUNDS DISTRIBUTOR, LLC

By:		By:
Name:	/s/ Jennifer E. Spratley	Name:	/s/ Jennifer K. DiValerio
Title:	President	Title:	President

EXHIBIT A

FUND NAME	CLASSES
Government Money Market Fund	I, A
Money Market Fund	I, A, C
Treasury Money Market Fund	I, A
Advantage Institutional Government Money Market Fund	I, A, S
Advantage Institutional Money Market Fund	I, A, S
Advantage Institutional Treasury Money Market Fund	I, A, S
Intermediate Tax Exempt Bond Fund	I, A, C
Maryland Tax Exempt Bond Fund	I, A, C
Ohio Intermediate Tax Exempt Bond Fund	I, A, C
Tax Exempt Limited Maturity Bond Fund	I, A, C
Tax Exempt Money Market Fund	I, A, Advisor
Bond Fund	I, A, C
Government Mortgage Fund	I, A, C
High Yield Bond Fund	I, A
Intermediate Bond Fund	I, A, C
Limited Maturity Bond Fund	I, A, C
Total Return Advantage Fund	I, A, C
Ultra Short Bond Fund	I, A
Balanced Allocation Fund	I, A, C, T
International Equity Fund	I, A, C

Large Cap Core Equity Fund	I, A, C
Large Cap Growth Fund	I, A, C
Large Cap Value Fund	I, A, C
Mid Cap Value Fund	I, A, C
Multi-Factor Small Cap Core Fund	I, A
Multi-Factor Small Cap Growth Fund	I, A, C
Multi-Factor Small Cap Value Fund	I, A, C
S&P 500 Index Fund	I, A, C, R4, R5
Mid Cap Index Fund	I, R4, R5
Small Cap Index Fund	I, R4, R5
Small Cap Fund	I, A, C
Target 2020 Fund	I, R, T
Target 2030 Fund	I, R, T
Target 2040 Fund	I, R, T
Target 2050 Fund	I, R, T
Retirement Income Fund	I, R, T